Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22601) pertaining to the Trump Capital Accumulation Plan of our report dated May 30, 2003, with respect to the financial statements and schedule of the Trump Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania

June 24, 2003

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